UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 20, 2006

                           FRONTIER ENERGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Nevada                              033-05384                   87-0443026
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
  of incorporation)

     2413 Morocco Avenue, North Las Vegas, Nevada             89031
                                                              -----
    (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (702) 648-5849
                                                   --------------
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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

(b) Termination of Officer and Director

         (i) On October 20, 2006, the Registrant's Board of Directors terminated Mr. Fred DaSilva as president and as a director of the Registrant. The Board is seeking a replacement for Mr. DaSilva. .
         (ii) The Registrant terminated Mr. DaSilva because the Registrant has also terminated the relationship with Sol-Terra Energy, Inc., as described below. This should not be construed as a negative judgment on Mr. DaSilva.


Item 8.01 Other Events

         (i) On October 20, 2006, the Registrant cancelled 50,000,000 shares of common stock issued but not delivered to Sol-Terra Energy, Inc., which were contingent upon the receipt by the Registrant of a written appraisal regarding certain assets to be acquired in exchange for the subject shares. Since Sol-Terra was unable to provide a written appraisal to the Registrant, the Registrant has decided to cancel the subject shares.




Exhibits.

     Exhibit 10.1 Press Release Dated October 20, 2006 regarding the termination of Mr. DaSilva and the cancellation of 50,00,000 shares of common stock.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 20, 2006

FRONTIER ENERGY CORPORATION

       By:  /s/ Robert Genesi
                ROBERT GENESI
                  Chairman of the Board


INDEX TO EXHIBITS

     Exhibit 10.1 Press Release Dated October 20, 2006 regarding the termination of Mr. DaSilva and the cancellation of 50,00,000 shares of common stock.